Exhibit 99.2

SWISHER HYGIENE TO PRESENT AT THE 15TH ANNUAL ICR XCHANGE CONFERENCE

CHARLOTTE, NC – January 8, 2013 – Swisher Hygiene Inc. (“Swisher Hygiene”) (NASDAQ: SWSH, TSX: SWI), a leading provider of essential hygiene and sanitation products and services, today announced that it will be presenting at the 15th Annual ICR XChange Conference on Wednesday, January 16, 2013 at the Fontainebleau Miami Beach. The presentation will begin at 4:05 PM Eastern Time.

Investors and interested parties may listen to the webcast of the presentation by visiting Swisher Hygiene’s website at www.swisherhygiene.com under the “Investors” section at the appropriate time.

About Swisher Hygiene Inc.

Swisher Hygiene Inc. is a NASDAQ and TSX listed company that provides essential hygiene and sanitation solutions to customers throughout much of North America and internationally through its global network of company-owned operations, franchises and master licensees operating in countries across Europe and Asia. These essential solutions include cleaning and sanitizing chemicals, foodservice and laundry products, restroom hygiene programs and a full range of related products and services. This broad set of offerings is designed to promote superior cleanliness and sanitation in all commercial environments, enhancing the safety, satisfaction and well-being of employees and patrons. Swisher Hygiene’s customers include a wide range of commercial enterprises, with a particular emphasis on the foodservice, hospitality, retail, industrial and healthcare industries.

For Further Information, Please Contact:

Swisher Hygiene Inc.

Investor Contact:

Amy Simpson

Phone: (704) 602-7116

Garrett Edson, ICR

Phone: (203) 682-8331

Media Contact:

Alecia Pulman, ICR

Phone: (203) 682-8224